Exhibit 3.1.39

CERTIFICATE OF INCORPORATION

OF

THE KNIGHT PUBLISHING CO.

FIRST. The name of the corporation is

THE KNIGHT PUBLISHING CO.

SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the city of Wilmington, County or New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

Printing, editing, publishing, and distributing daily, Sunday and Weekly newspapers, periodicals, journals, literature, magazines, pamphlets, books and other publications, or any or all of them. Also conducting a general business in the distribution and reception of news and general information through the various means of transmission now or hereafter discovered; also conducting a general business of job printing of every kind and nature, including pamphlets, bulletins and periodicals, and the distribution of the same; also engaging in the business of engraving, die casting, stereotyping, lithographing and electrotyping or in any process now or hereafter discovered which is useful to or used in the newspaper business; also preparing, producing, manufacturing, buying, selling, and dealing in equipment, tools, supplies and other materials used in the production of a newspaper and the conduct of a printing and publishing business; and the doing of all things necessary and incident to any or all of the foregoing purposes.

To collect, formulate, transmit and dispose of news by telegraph, cable, telephone, radio, television, and other agencies in and for the United States and her dependencies and in foreign countries; to buy and sell news; to own, lease, manage, buy and sell news agencies; to acquire press franchises and to become a member of and hold stock in associations and corporations for such purposes.

To carry on the business of receiving and transmitting communications, messages, news, news reports, news service, news features, visual representations and pictures by radio and television and to acquire, construct, lease, own, maintain and operate stations and facilities for such purpose and to hold stock or securities in any corporation carrying on said business or businesses.

To buy from and furnish and sell to newspapers, publishers, the press, radio stations, broadcast stations, and the public generally, news, news reports, news services, news features, visual representations and pictures.

To apply for, obtain, register, purchase, lease, or otherwise acquire, and to hold, use, own, develop, exercise, introduce, operate, maintain, lease, license, sell, assign, transfer, dispose of and otherwise deal with, or turn to account any concessions, rights, options, licenses, privileges, patents, patent rights, inventions, improvements, copyrights, trademarks, trade names, formulate and processes.

To take, buy, sell, exchange, deal in, lease, hold and improve real estate, wherever situated, and the fixtures and personal property incidental thereto or connected therewith, chase, exchange, lease, hire or otherwise, lands, tenements and hereditaments and any interest or right therein, wherever situated, and to improve the same, and generally to hold, manage, operate, deal with, equip and improve the property of the corporation, and to sell, exchange, lease, mortgage, pledge, or otherwise dispose of or encumber the lands, hereditaments and other property of the corporation wherever situated.

To purchase or otherwise acquire the whole or any part of the. property, assets, business and goodwill of any other firm, person, corporation or association, and to conduct in any lawful manner the business so acquired, and to exercise all the powers necessary, or convenient in and about the conduct, management and carrying on of such business.

To acquire or become interested in any shares of stock, other securities, property or rights, by subscription, underwriting, participating in syndicates or otherwise, and to enter into contracts, either alone or with others, for the purchase, issuance and sale of any shares of stock, other securities, property or rights, and to act as manager of any underwriting or purchasing or selling syndicate; provided, however, that the corporation shall not engage in banking or the discounting of bills or notes or the buying or selling of bills exchange.

To buy, sell and otherwise deal in personal property of every kind; and to act as insurance agent and broker.

It is understood, however, in the enumeration of purposes set forth herein or of the powers conferred herein, that none of the purposes or powers herein expressed shall be deemed merely subsidiary or auxiliary to any of the other purposes or powers set forth herein; but this corporation shall have full power to exercise any or all of the powers conferred by any part of this statement of purposes.

The foregoing statement of specific powers shall not be held to limit or restrict the powers of the corporation, end is in furtherance of and in addition to, and not in limitation of, the general powers conferred by the Business Corporation Act of the State of Delaware.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares or capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To loan to any person, firm or corporation any of its surplus funds, either with or without security.

To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or othe4nsiec acquire, hold own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons night or could do.

The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Twenty-five Thousand (25,000) and the par value of each of such shares is Ten Dollars ($10.00) amounting in the aggregate to Two Hundred Fifty Thousand Dollars ($250,000.00).

FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

SIXTH. The names and places of residence of the incorporators are as follows:

NAMES	RESIDENCES

H. K. Webb	Wilmington, Delaware

H. C. Broadt	Wilmington, Delaware

A. D. Atwell	Townsend, Delaware

SEVENTH. The corporation is to have perpetual existence.

EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized.

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of the holders of a majority of the stoo1c issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

TENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any of then and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ELEVENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the state of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 3rd day of January, A.D. 1955.

/s/ H.K. Webb

/s/ H.C. Broadt

/s/ A.D. Atwell

STATE OF DELAWARE	)
	)	ss:
COUNTY OF NEW CASTLE	)

BE IT REMEMBERED that on this 3rd day of January, 1955, personally came before me, a Notary Public for the State of Delaware, H. K. Webb, H. C. Broadt and A. D. Atwell, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ [Signature of Notary Illegible]
Notary Public

CERTIFICATE OF MERGER

OF

THE OBSERVER TRANSPORTATION COMPANY

WITH AND INTO

THE KNIGHT PUBLISHING CO.

Pursuant to Section 252 of the

Delaware General Corporation Law

The Knight Publishing Co., a Delaware corporation, does hereby certify that:

1.        The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
The Knight Publishing Co.	Delaware
The Observer Transportation Company	North Carolina

2.        An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

3.        The name of the surviving corporation of the merger is The Knight Publishing Co., a Delaware corporation.

4.        The certificate of incorporation of The Knight Publishing Co., which is surviving the merger, shall be the certificate of incorporation of the surviving corporation.

5.        The authorized stock and par value of The Observer Transportation Company, the non-Delaware corporation, is 4,000 shares of common stock, no par value.

6.        The executed agreement and plan of merger is on file at an office of the surviving corporation. The address of the office of the surviving corporation at which the agreement of merger is on file at 600 South Tyron Street, Charlotte, NC 28202-1880.

7.        A copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

8.        This Certificate of Merger shall be effective at 10 a.m. EST December 31, 2003.

IN WITNESS WHEREOF, The Knight Publishing Co. has caused this Certificate of Merger to be executed in its corporate name as of the 30th day of December 2003.

THE KNIGHT PUBLISHING CO.

By:	/s/ Adrienne Lilly

Name:	Adrienne Lilly

Title:	Assistant Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

THE KNIGHT PUBLISHING CO.

The undersigned, being the Vice President of The Knight Publishing Co., a Delaware corporation (the “Corporation”), does hereby file this Certificate of Amendment to the Corporation’s Certificate of Incorporation, pursuant to Section 242 of the Delaware General Corporation Law.

1.	Article FIRST shall be deleted in its entirety and amended to read as follows:

FIRST: Charlotte Observer Publishing Company

2.	The foregoing amendment was duly adopted and approved by the sole shareholder and all of the directors of the Corporation in accordance with Sections 228 and 141(f) the Delaware General Corporation Law. The number of votes cast for the amendment was sufficient for approval.

Dated: April 19, 2004	THE KNIGHT PUBLISHING CO.

	By:	/s/ Gary R. Effren
Gary R. Effren

ATTEST:

/s/ Adrienne Lilly
Adrienne Lilly, Assistant Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

CHARLOTTE OBSERVER PUBLISHING COMPANY

The undersigned, being the Vice President of Charlotte Observer Publishing Company, a Delaware corporation (the “Corporation”) does hereby file this Certificate of Amendment to the Corporation’s Certificate of Incorporation, pursuant to Section 242 of the Delaware General Corporation Law.

1.	Article FIRST shall be deleted in its entirety and amended to read as follows:

FIRST: The Charlotte Observer Publishing Company

2.      The foregoing amendment was duly adopted and approved by the sole Shareholder and all of the directors of the Corporation in accordance with Sections 228 and 141(f) of the Delaware General Corporation Law. The number of votes cast for the amendment was sufficient for approval.

Dated: April 23, 2004	Charlotte Observer Publishing Company

	By:	/s/ Gary R. Effren
Gary R. Effren

ATTEST:

/s/ Adrienne Lilly
Adrienne Lilly, Assistant Secretary